EXHIBIT 99.1


INSPIRE INSURANCE SOLUTIONS

For More Information Contact
                                                   Larry Stern - Media Relations
300 Burnett Street                                                  817.348.3335
Fort Worth, Texas  76102                                         lstern@nspr.com
                                                                 ---------------
817.348.3999
817.348.3677                                     Dic Marxen - Investor Relations
                                                                    817.348.3680
                                                                RMarxen@nspr.com
                                                                ----------------

PRESS RELEASE                                          FOR IMMEDIATE PUBLICATION

              Bankruptcy Court Approves INSpire Insurance Solutions
                              Disclosure Statement

         Fort Worth, Texas, October 4, 2002 -INSpire Insurance Solutions, Inc. ("INSpire") filed with the U.S. Bankruptcy Court for the Northern District of Texas Fort Worth Division a proposed plan of reorganization (the "Plan") and a proposed disclosure statement describing the Plan on August 27, 2002. The bankruptcy court approved the disclosure statement at a hearing held on September 24, 2002. INSpire has commenced a solicitation of votes for approval of the Plan and a confirmation hearing on the Plan is scheduled for October 24, 2002. The deadline to object to and vote on the Plan is October 21, 2002.

         The Plan is subject to continuing negotiations and contemplates the sale of all the Company's operating assets to CGI Group, Inc. (TSX: GIB.A; NYSE:
GIB). The Plan, along with all other filings, can be obtained from INSpire's web site at www.nspr.com. Execution of a definitive purchase agreement with CGI Group, Inc. is subject not only to the bankruptcy court's approval of the Plan, but also the negotiation of an agreement satisfactory to both parties and other conditions.

         Under the Plan, INSpire's business operations will be integrated within CGI Group, Inc., and through CGI Group, Inc., INSpire will continue to offer complete policy and claims administration outsourcing, IT outsourcing, and software services. INSpire anticipates that all of its customer contracts will be assumed by and assigned to CGI Group, Inc. and will work with its customers to make the transaction as smooth as possible.

         If the Plan is approved, INSpire's existing common stock will be cancelled on the effective date of the Plan. Under the Plan, any money that INSpire receives (and remaining assets, if any) will be transferred to a trust. The cash proceeds from the trust will be used to satisfy claims of INSpire. If creditors are paid in full, and after the expenses incurred in implementing the plan are satisfied, any remaining cash will be divided pro rata to shareholders according to shares of INSpire common stock held at a date that is fifteen days after the bankruptcy court approves the Plan. At this time, INSpire is unable to determine whether there will be any remaining cash to distribute to shareholders.

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ABOUT INSPIRE INSURANCE SOLUTIONS

INSpire Insurance Solutions, Inc. offers policy and claims administration solutions for property and casualty insurance carriers, managing general agencies, and brokers. As one of the foremost providers of integrated software systems and turnkey business process outsourcing, INSpire serves clients with needs to enter new markets quickly, reduce expenses, increase customer satisfaction and focus on core competencies. Additional information can be obtained from INSpire's Web site at www.nspr.com or by calling 817-348-3999.

This  press  release  contains  certain  forward-looking  statements  within the meaning  of  Section  27A of  the  Securities  Act  of  1933,  as  amended  (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to INSpire or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to INSpire's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but limited to: difficulties associated with growth, INSpire's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of INSpire's management with the respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of INSpire. All subsequent written and oral forward-looking statements attributable to INSpire, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this press release, reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission during the past 12 months.





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